UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 6, 2018

TriCo Bancshares

(Exact name of registrant as specified in its charter)

California	0-10661	94-2792841
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

63 Constitution Drive, Chico, California	95973
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.01. Completion of Acquisition or Disposition of Assets.

On July 6, 2018, pursuant to the previously announced Agreement and Plan of Merger and Reorganization dated as of December 11, 2017 (the “Merger Agreement”) between TriCo Bancshares (“TriCo”) and FNB Bancorp (“FNB”), FNB merged with and into TriCo with TriCo continuing as the surviving corporation (the “Merger”). Immediately after the Merger, First National Bank of Northern California, the wholly owned bank subsidiary of FNB (“First National Bank”), merged with and into Tri Counties Bank, the wholly owned bank subsidiary of TriCo, with Tri Counties Bank continuing as the surviving bank.

Under the terms of the Merger Agreement, each outstanding share of FNB common stock (other than shares owned by FNB directly or indirectly, which shares were cancelled) was converted into the right to receive 0.98 of a share of TriCo common stock. For each fractional share that would have otherwise been issued, TriCo will pay cash in an amount equal to such fraction of a share multiplied by $39.267, which was the average of the closing prices for shares of TriCo Common Stock as quoted on the NASDAQ Global Select Market for the 20 consecutive trading days ending on June 28, 2018 (the “Average Closing Price”).

Immediately prior to the closing, each outstanding option to purchase shares of FNB common stock, whether or not then vested and exercisable, was cancelled and the holder of the option was entitled to receive from FNB, subject to any required tax withholding, an amount in cash, without interest, equal to the excess over the exercise price per share, if any, of 0.98 multiplied by the Average Closing Price.

As a result of the Merger, TriCo will deliver approximately 7.4 million shares of TriCo common stock to the former holders of FNB common stock. Giving effect to the issuance of such shares, there will be approximately 30.4 million shares of TriCo common stock outstanding as of July 6, 2018, of which former holders of FNB common stock, as a group, will hold approximately 24.3% and holders of TriCo common stock immediately prior to the merger, as a group, will own approximately 75.7%. Based on TriCo’s closing stock price of $38.41 on July 6, 2018, the merger consideration was valued at approximately $37.50 per share of FNB common stock or $284.5 million in the aggregate (excluding amounts paid on account of the canceled stock options).

This description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on December 12, 2017 and which is incorporated herein by reference.

Item 5.01. Changes in Control of Registrant.

The information set forth under Items 2.01 and 5.02 are incorporated into this Item 5.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the terms of the Merger Agreement, on July 6, 2018, two members of FNB’s board of directors, Thomas G. Atwood, D.D.S. and Thomas C. McGraw, were appointed to the board of directors of each of TriCo and Tri Counties Bank (“New Directors”), to serve until the next annual meeting of shareholders of TriCo or Tri Counties Bank, as the case may be, subject to his or her prior death, resignation or removal from office. The TriCo and Tri Counties Bank boards of directors increased their respective sizes by two from ten to twelve to create seats on the boards for the New Directors. FNB’s remaining directors and executive officers ceased serving in such capacities effective as of the date of the Merger.

The New Directors will receive compensation as most recently described in the TriCo’s Definitive Proxy Statement for its 2018 Annual Meeting of Shareholders, filed with the U.S. Securities and Exchange Commission on April 18, 2018.

In addition, TriCo and Tri Counties Bank have entered into indemnification agreements with both of the New Directors.

The Nominating and Corporate Governance Committee has determined that Messrs. Atwood and McGraw are each independent directors under applicable rules and regulations. Committee appointments were undetermined as of the date of this report.

Other than the Merger Agreement, there are no agreements or understandings between the New Directors and any other person pursuant to which the New Directors were selected as directors. Since the beginning of the last fiscal year there have been no related party transactions between TriCo and the New Directors that would be reportable under Item 404(a) of Regulation S-K.

Dr. Atwood was a director of FNB and First National Bank since 2010. Dr. Atwood previously served on the Board of Directors of First National Bank from 1977 through 1996. Dr. Atwood is also President and the principal shareholder of Cypress Abbey Company.

Mr. McGraw was chief executive officer of FNB and First National Bank since April 1, 2002. Furthermore, he was a director of FNB since 2001 and secretary of FNB from 2001 until 2011 as well as secretary of First National Bank from 1989 until 2011 and director of First National Bank since 1989. Prior to being CEO, Mr. McGraw was president and chief operating officer of First National Bank from October 2001 until April 1, 2002.

Item 8.01. Other Events.

On July 6, 2018, TriCo issued a press release announcing the completion of the Merger. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a)    Financial statements of businesses acquired.

TriCo intends to file the financial statements of the business acquired under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(b)    Pro forma financial information.

TriCo intends to file pro forma financial information under cover of Form 8-K/A no later than 71 calendar days after the date this Report is required to be filed.

(d)    Exhibits

See Exhibit Index.

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger and Reorganization, dated as of December 11, 2017, between TriCo Bancshares and FNB Bancorp (incorporated by reference to Exhibit 2.1 to TriCo’s Current Report on Form 8-K filed on December 12, 2017)

10.1	Form of Indemnification Agreement with TriCo Bancshares (incorporated by reference to Exhibit 10.1 to TriCo’s Current Report on Form 8-K filed on September 10, 2013)

10.2	Form of Indemnification Agreement with Tri Counties Bank (incorporated by reference to Exhibit 10.2 to TriCo’s Current Report on Form 8-K filed on September 10, 2013)

99.1	Press Release, dated July 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2018	TRICO BANCSHARES
(Registrant)

	By:	/s/ Richard P. Smith
Richard P. Smith
President, Chief Executive Officer